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                                                                   Exhibit 3-110
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
APPLICANT'S ACC'T NO.
                                                                                         Filed this 6 day of MAY
DSCB:BCL-808 (Rev. 8 72)           --------------------------------------------------    1985
Filing Fee: $75                                   (Line of numbering)                    Commonwealth of Pennsylvania
AIB-7                                                      o                             Department of State
Articles of                                   COMMONWEALTH OF PENNSYLVANIA               /s/ [graphic of signature]
Incorporation-                                     DEPARTMENT OF STATE
Domestic Business Corporation                      CORPORATION BUREAU                    Secretary of the Commonwealth

                                                                                           (Box for Certification)
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   In compliance with the requirements of section 204 of the Business
Corporation Law, act of May 5, 1933 (P. L. 364) (15 P.S. ss.1204), the
undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1.   The name of the corporation is:
     Genesis Health Ventures of Windsor, Inc.
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2.   The location and post office address of the initial registered office of the corporation in this Commonwealth is:

     148 State Street, Suite 100
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     (NUMBER)                                             (STREET)

     Kennett Square            Pennsylvania               19348 (15)
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     (CITY)                                              (ZIP CODE)

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

     To have unlimited power to engage in or do any lawful act concerning any or all lawful businesses for which corporations may be incorporated under the Pennsylvania Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended, and to own and operate nursing and convalescent centers.

4.   The term for which the corporation is to exist is: perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is:

     The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).


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DSCB:BCL--204 (Rev. 8-72)-2

6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):

  NAME                       ADDRESS                  NUMBER AND CLASS OF SHARES
                (including street and number, if any)
  Robin W. Fisher     1200 Four Penn Center Plaza                 1

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   IN TESTIMONY WHEREOF, the incorporations) has (have) signed and sealed these
Articles of Incorporation this 2nd day of May 1985.

/s/ Robin W. Fisher
-------------------------------(SEAL)  ----------------------------------(SEAL)

                                       ----------------------------------(SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

   A. For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally). These instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc.

   B. One or more corporations or natural persons of full age may incorporate a business corporation.

   C. Optional provisions required or authorized by law may be added as
      Paragraphs 7.3.9..... etc.

   D. The following shall accompany this form:

          (1) There copies of Form DSCB: BCL--206 Registry Statement Domestic or Foreign Business Corporation.

          (2) Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name).

          (3)  Any necessary governmental approvals.

   E. BCL ss.205 15PA. S. ss.1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.